UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2025

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e) Appointment of Chief Financial Officer and Compensatory Arrangement of Certain Officers

As Bank of Marin Bancorp (Nasdaq: BMRC) and its wholly owned subsidiary Bank of Marin announced on December 6, 2024, Dave Bonaccorso assumed the Executive Vice President, Chief Financial Officer and Principal Accounting Officer position on January 2, 2025. This Form 8-K is filed to provide the new terms of Mr. Bonaccorso's compensation that are effective as of this change in position.

Mr. Bonaccorso will be paid an annual salary of $365,000, subject to annual reviews commencing on January 2, 2025. Subject to the terms of the Bank's 2025 Annual Individual Incentive Compensation Plan, he will be eligible for a target cash bonus of 40% of his base salary and target equity incentive awards of 30% of his base salary, both subject to the terms of the Bank's incentive compensation plan. He will also receive a car allowance. Additionally, Mr. Bonaccorso may participate in other customary benefits offered to all employees of the Bank.

The Bank also entered into a Salary Continuation Agreement with Mr. Bonaccorso providing for certain retirement benefits (the "SERP") effective January 2, 2025. Upon retiring from the Bank's employment after reaching age 65, the SERP provides him an annual retirement benefit of $146,500 for a duration of 15 years.

The SERP also provides a lesser annual benefit upon the occurrence of a voluntary termination before reaching age 65 or a disability. The amount of the annual benefit in either scenario is based on a vesting and accrual schedule unique to Mr. Bonaccorso, but in all cases provides an annual benefit less than the normal retirement benefit set forth above. The SERP also provides for a lump sum benefit in the event of a change in control followed by the termination of Mr. Bonaccorso based on an aggregate account value accrual for him at such time. A fixed pre-retirement death benefit to be paid in a lump sum is provided. The foregoing summary of the terms of the SERP is qualified in its entirety by reference to Mr. Bonaccorso's SERP, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

The Bank also entered into a change in control agreement ("Agreement") with Mr. Bonaccorso on the Bank's standard form with a seniority factor of 1.50 as described on the Agreement which is filed herewith as Exhibit 10.2, and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1	Salary Continuation Agreement by and between Bank of Marin and Dave Bonaccorso, dated January 2, 2025
10.2	Form of change in control agreement entered into with Dave Bonaccorso
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 2, 2025	BANK OF MARIN BANCORP
		By:	/s/ Tim Myers
Tim Myers
President and
Chief Executive Officer
(Principal Executive Officer)